Exhibit 10.40
COOPER-STANDARD HOLDINGS INC. 2011 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), which relates to a grant of Restricted Stock Units made on Grant Date (the “Date of Grant”), is between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.
Grant. The Company hereby grants to the Participant #Granted Restricted Stock Units on the terms and conditions set forth in this Agreement. The Participant’s rights with respect to the Restricted Stock Units will remain forfeitable at all times prior to the Lapse Date described in Section 3.

2.
Restrictions on Transfer. The Participant will not be entitled to sell, transfer, or otherwise dispose of or pledge or otherwise hypothecate or assign the Restricted Stock Units. Prior to the date on which the Restricted Stock Units are settled as provided in Section 4 (the “Settlement Date”), the Participant will not be entitled to sell, transfer, or otherwise dispose of or pledge or otherwise hypothecate or assign the Shares underlying the Restricted Stock Units (collectively, the “Transfer Restrictions”); provided, however, that in no event will the Participant, after the Settlement Date, be entitled to transfer, sell, pledge, hypothecate or assign the Shares issued in respect of the Restricted Stock Units except as provided for in a stockholders agreement, if any.

3.	Vesting; Termination of Employment.

(a)
Vesting. One hundred percent (100%) of the Restricted Stock Units shall vest and no longer be subject to forfeiture on the third anniversary of the Date of Grant (the “Lapse Date”), subject to the Participant’s continued Employment with the Company or its Affiliate until such date.

(b)
Termination of Employment. If the Participant’s Employment with the Company and its Affiliates terminates for any reason, the Restricted Stock Units shall, to the extent that the Lapse Date has not occurred, be canceled by the Company without consideration; provided that (i) upon termination of the Participant’s Employment due to the Participant’s death or Disability, the total number of Restricted Stock Units shall vest in full on the date of such Employment termination, and (ii) upon the termination of the Participant’s Employment for Retirement, then a number of Restricted Stock Units equal to (x) the total number of Restricted Stock Units multiplied by (y) a fraction, the numerator of which is the number of the Participant’s days of employment during from the Date of Grant through the date of termination and the denominator of which is 1,095, shall vest and no longer be subject to forfeiture as of the date of such termination, and any remaining Restricted Stock Units shall be canceled by the Company without consideration. For purposes hereof, the Restricted Stock Units that vest upon a Participant’s termination of employment shall be paid only upon the Participant’s separation from service within the meaning of Code Section 409A.

(c)	Change of Control. Notwithstanding the foregoing, in the event of a Change of Control while the Participant remains in Employment with the Company or its Affiliate, the following will apply:

(i)
If the purchaser, successor or surviving entity (or parent thereof) in the Change of Control (the “Survivor”) so agrees, then some or all of the Restricted Stock Units shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each

Restricted Stock Unit that is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Restricted Stock Units been actual shares immediately prior to such Change of Control. Upon termination of the Participant’s Employment (A) by the Company and its Affiliates without Cause or (B) if the Participant is then or was at the time of the Change of Control a Section 16 Participant, by such Section 16 Participant for Good Reason, in each case within two years after a Change of Control, any unvested portion of this Award (or the replacement award) shall immediately become fully vested.
(ii) To the extent the Survivor does not assume the Restricted Stock Units or issue replacement awards as provided in clause (i), then, immediately prior to the date of the Change of Control, all of the Restricted Stock Units shall become immediately and fully vested.
4.    Settlement.

(a)
General. Except as otherwise provided in Section 4(b), as soon as practicable after the Restricted Stock Units vest (but no later than two-and-one-half months from the date on which vesting occurs), the Company will settle such vested Restricted Stock Units by electing either to (a) issue in the Participant’s name a stock certificate or certificates or make an appropriate book entry for a number of Shares equal to the number of Restricted Stock Units that have vested or (b) deliver an amount of cash equal to the Fair Market Value, determined as of the vesting date, of a number of Shares equal to the number of Restricted Stock Units that have vested. The Transfer Restrictions applicable to the Shares issued in respect of the Restricted Stock Units shall lapse upon such issuance.

(b)
Six-Month Delay for Specified Employees. Notwithstanding any other provision in the Plan or this Agreement to the contrary, if (i) the Restricted Stock Units become vested as a result of a termination of the Participant’s Employment by the Company and its Affiliates for other than death, and (ii) the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of such separation from service, then settlement of such vested Restricted Stock Units shall occur on the date that is six months after the date of the Participant’s separation from service.

(c)
Stock Certificate Restrictions. The Company shall not be liable to the Participant for damages relating to any delays in issuing any stock certificates hereunder to the Participant or in making an appropriate book entry, any loss of any such certificates, or any mistakes or errors in the issuance of such certificates, in such certificates themselves or in the making of the book entry; provided that the Company shall correct any such errors caused by it. Any such certificate or certificates or book entry shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates or an appropriate book entry notation to make appropriate reference to such restrictions.

5.
Dividends and Voting Rights. Subject to Section 11, the Participant shall not have voting rights with respect to the Shares underlying the Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. The Participant shall receive a cash payment equivalent to any dividends or other distributions paid with respect to the shares of Common Stock underlying the Restricted Stock Units, so long as the applicable record date occurs on or after the Date of Grant and before such Restricted Stock Units are forfeited; provided that such cash payments shall be subject to the same risk of forfeiture as the Restricted Stock Units to which such payments relate. If, however, any dividends or distributions with respect to the Shares underlying the Restricted Stock Units are paid in Shares rather than cash, then the Participant shall be credited with additional restricted stock units equal to the number of Shares that the Participant would have received had the Restricted Stock Units been actual Shares, and such restricted stock units shall be deemed Restricted Stock Units subject to the same risk of forfeiture and other terms of this Agreement and the Plan as apply to the other Restricted Stock Units granted under this Award. Any amounts due to the Participant under this provision shall be paid to the Participant or distributed, as applicable, at the same time as payment is made in respect of the Restricted Stock Units granted under this Agreement.

6.
No Right to Continued Employment. The granting of the Restricted Stock Units evidenced hereby and this Agreement shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant.

7.
Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company and its Affiliates shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units or any transfer under or with respect to the Restricted Stock Units and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

8.
Securities Laws. Upon the acquisition of any Shares pursuant to the Restricted Stock Units, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9.
Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.	Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

11.
Restricted Stock Units Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.
By:
Larry E. Ott Senior Vice President and Chief Human Resources Officer

Agreed and acknowledged as of the date first above written:

Participant: Participant Name

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